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                                                                    EXHIBIT 23.2


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


We hereby consent to the incorporation by reference into the Registration Statement on Form S-3 of Enterprise Products Partners L.P. (Registration Nos. 333-102778 and 333-102778-01) (the "Registration Statement") listed therein of our reserve reports dated as of December 31, 2001, 2002 and 2003, each of which is included in the Current Report on Form 8-K of Enterprise Products Partners L.P. filed with the Securities and Exchange Commission on April 20, 2004. We also consent to the reference to us under the heading of "Experts" in the Registration Statement.


                                 /s/ Netherland, Sewell & Associates, Inc.


                                 By:  /s/ Frederic D. Sewell
                                    ------------------------------------------
                                    Frederic D. Sewell
                                    Chairman and Chief Executive Officer


Dallas, Texas
April 23, 2004